October 16, 2020

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Youngevity International, Inc’s statements included under Item 4.01 of its Form 8-K dated October 12, 2020, and we agree with such statements.

/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.
San Diego, California